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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-74481, 2-97149, 2-76480, 2-70806, 33-35762, 33-35763, 33-52295 and 33-58323 on
Form S-8 and Registration Statement No. 33-04320 on Forms S-8 and S-4 of Whittaker Corporation, of our report dated June 12, 1995 relating to the financial statements of Hughes LAN Systems, Inc. appearing in this Current Report on Form 8-K/A of Whittaker Corporation dated July 7, 1995.

DELOITTE & TOUCHE LLP
San Jose, California
July 7, 1995